Exhibit 10.4

Prepared by and after recording return to:

Diana R. Palecek

Smith Moore Leatherwood LLP

101 N. Tryon Street, Suite 1300

Charlotte, NC 28246

NOTE, DEED OF TRUST AND RELATED LOAN DOCUMENTS

ASSIGNMENT, ASSUMPTION AND MODIFICATION AGREEMENT

THIS NOTE, DEED OF TRUST AND RELATED LOAN DOCUMENTS ASSIGNMENT, ASSUMPTION AND MODIFICATION AGREEMENT (this “Agreement”) is made this 19 day of August, 2015 between AR I BORROWER, LLC, a Delaware limited liability company (the “Original Borrower”) whose address is c/o Catalyst Development Partners, 808 Glenwood Avenue, SE, Suite H, Atlanta, GA 30316, BR ASHTON I OWNER, LLC, a Delaware limited liability company (the “New Borrower”) whose address is c/o Bluerock Real Estate, L.L.C., 712 Fifth Avenue – 9th Floor, New York, NY 10019, and SUN LIFE ASSURANCE COMPANY OF CANADA, a Canadian corporation (“Lender”) whose address is c/o Sun Life of Canada, One Sun Life Executive Park, Wellesley Hills, MA 02481, Attention: Mortgage Investments Group, in order to document the assignment and assumption of the $31,900,000.00 original principal amount loan from Lender to Original Borrower dated November 22, 2013 (the "Loan"), including the assignment by Original Borrower and assumption by New Borrower of the loan documents described in Exhibit “A” attached hereto (collectively, the “Loan Documents”). This Agreement is joined in by Rob Meyer, Mark Mechlowitz, Jorge Sardinas, Robert Fishel, and Harold Katz (collectively, “Original Guarantor”) and by Bluerock Residential Growth REIT, Inc., a Maryland corporation (“Replacement Guarantor”).

BACKGROUND:

Original Borrower is indebted to Lender under the Loan Documents. Original Borrower desires to sell, and New Borrower desires to purchase, the real property encumbered by the Deed of Trust (term is defined in Exhibit “A”) and more fully described on Exhibit “B” attached hereto (the “Property”) and New Borrower desires to assume all outstanding obligations of the Original Borrower under the Loan Documents, including paying Lender the unpaid principal balance of the Note (term is defined in Exhibit “A”) owing to Lender. The Deed of Trust requires the written consent of Lender prior to any sale or transfer of all or any part of the encumbered property, and the sale or transfer without the consent of Lender would constitute a default under the Deed of Trust. Original Borrower and New Borrower wish to obtain the consent of the Lender to such sale of the Property and to obtain from Lender a limited release of Original Borrower from certain of its obligations under the Loan Documents as set forth herein.

ASSIGNMENT AND ASSUMPTION

NOW, THEREFORE, for and in consideration of the granting of the consents by Lender, for the benefits following to each of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree:

1.          Recitals. The above recitals arc true and correct.

2.          Definitions. Any capitalized terms used herein without definition shall have the meanings ascribed to them in the Deed of Trust.

3.          Status of Loan. Without waiving any of its rights under the Loan Documents, Lender hereby confirms that as of the date hereof: the principal balance outstanding under the Note is Thirty-One Million Nine Hundred Thousand and 00/100 Dollars ($31,900,000.00); the current balance of escrow deposits held by Lender for Property Taxes and Charges is Two Hundred Seventy-Three Thousand Five Hundred Eighty-Two and 53/100 Dollars ($273,582.53); the current balance of escrow deposits held by Lender for Insurance Premiums is Zero and 00/100 Dollars ($0.00); Lender has not issued any written notices of default to Original Borrower or Original Guarantor which have not been cured; and there are no known existing uncured defaults by Original Borrower or Original Guarantor under the Loan Documents; and Lender is the current holder of the Note.

4.          Reaffirmation of Terms. The provisions of the Loan Documents, as modified herein, are expressly reaffirmed hereby and remain in full force and effect; provided, however, that New Borrower shall not be deemed to have reaffirmed any representations or warranties made by Original Borrower under the Loan Documents to the extent such representations or warranties do not relate to the Property but instead relate to Original Borrower’s financial status or entity/organizational specific matters. Similarly, Replacement Guarantor shall not be deemed to have reaffirmed any representations or warranties made by Original Guarantor under the Loan Documents to the extent such representations or warranties do not relate to the Property but instead relate to Original Guarantor’s financial status or entity/organizational specific matters.

5.          Assignment and Assumption. Original Borrower hereby assigns to New Borrower, and New Borrower hereby assumes, the outstanding indebtedness evidenced by the Note and all the rights and outstanding obligations of Original Borrower under the Loan Documents. New Borrower hereby agrees that it shall hereafter make all payments required to be made by the borrower under the Note and other Loan Documents and perform all outstanding obligations of the borrower contained in the Loan Documents. New Borrower agrees to abide by all provisions of the Loan Documents. In the event of any default by New Borrower under the terms of any Loan Document, Lender may exercise all remedies available to it under the terms of the Loan Documents.

6.           Modifications to the Note. The Note is hereby amended as follows:

a.	The first Section 12(a) is hereby deleted in its entirety and replaced with the following:

“(a)	any damages, losses, liabilities, costs or expenses (including, without limitation, attorneys' fees) incurred by Lender due to any of the following: (i) any security deposits of tenants of the Property (not previously applied to remedy tenant defaults) which have not been paid over to Lender after an Event of Default; (ii) any rents prepaid by any tenant of the Property more than one (1) month in advance and not paid to Lender within fifteen (15) days of receipt thereof; (iii) any insurance proceeds or condemnation awards received by Borrower and not applied according to the terms of the Mortgage; provided, however, Borrower will not be personally liable for any failure described in this Section 12(a)(iii) if Borrower is unable to apply insurance proceeds or condemnation awards as required by Lender because of a valid, final, unappealable order issued by a court of competent jurisdiction in a judicial proceeding; (iv) repairs to the Property resulting from a casualty not reimbursed by insurance, to the extent insurance coverage for such repairs was required by the Loan Documents; (v) fraud, material misrepresentation or bad faith on the part of Borrower or Guarantor in connection with the loan evidenced by this Note; (vi) any event or circumstance for which Borrower is obligated to indemnify Lender under the provisions of the Mortgage respecting Hazardous Substances, Contamination or Clean-Up; (vii) waste of the Property by Borrower, except for ordinary wear and tear, casualty and condemnation; (viii) Borrower's failure to pay real estate taxes or other assessments against the Property (but subject to the provisions of Section 4.1(c) of the Mortgage regarding Lender’s failure to pay the same, in which event, Borrower shall have no liability hereunder); or (ix) Borrower’s failure to comply with the Americans with Disabilities Act of 1990, as amended (“ADA”) (provided that BR Ashton I Owner, LLC shall not be liable hereunder for ADA violations relating to the original construction of the Improvements); and”

7.           Modifications to the Deed of Trust. The Deed of Trust is hereby amended as follows:

a.	The following are hereby added as new paragraphs after Section 1.33:

“ADDITIONAL DEFINITIONS.

“Affiliate” means any person directly or indirectly through one or more intermediaries controlling, controlled by, or under direct or indirect common control with, such person. A person shall be deemed to be “controlled by” any other person if such other person possesses, directly or indirectly, power (a) to vote a majority of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners or the equivalent; or (b) to direct or cause the direction of the management and policies of such person whether by contract or otherwise.

“Bluerock Operating Partnership” means Bluerock Residential Holdings, LP, a Delaware limited partnership and operating partnership subsidiary of Bluerock REIT.

“Bluerock REIT” means Bluerock Residential Growth REIT, Inc., a Maryland corporation.

“BR Owner” means BR Ashton I Owner, LLC, a Delaware limited liability company.

“BRE” means Bluerock Real Estate, L.L.C., a Delaware limited liability company.

“BRG” means BRG Ashton NC, LLC, a Delaware limited liability company.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Person” means an individual, an estate, a trust, a corporation, a partnership, a limited liability company or any other organization or entity (whether governmental or private).

“Transfer” means any sale, installment sale, exchange, issuance, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law or otherwise.”

b.	Section 3.11 is hereby deleted in its entirety and replaced with the following:

“3.11 Contamination. To the best of Borrower's knowledge and belief, after due investigation and inquiry, except as disclosed by that certain Phase I Environmental Site Assessment Report prepared by Blackstone Consulting, LLC, and dated March 26, 2015 (the “Phase I Report”), no Contamination has occurred at the Property.”

c.	Section 4.4A is hereby amended as follows:

In the first line of Section 4.4A., the word “herein” is deleted and the phrase “in Subparagraphs 4.4B through 4.4F below” is added after the word “provided”.

d.	Section 4.4B is hereby deleted in its entirety and replaced with the following:

“B. Permitted Property Transfers. Notwithstanding the foregoing in Subparagraph 4.4A above (and further provided that the rights of Lender set forth in such Subparagraph 4.4A above to condition its consent on changes in the interest rate under the Note, etc. shall not apply to Permitted Property Transfers under this Subparagraph 4.4B), the Borrower shall have the right to (i) sell the Property in its entirety or (ii) sell or transfer all of the ownership interests in the Borrower (if Borrower is an entity) (in one single transaction or in a series of installment sales), in an arms-length transaction to a third party independent of the Borrower (each a “Permitted Property Transfer”), provided that the following conditions are satisfied: (i) the proposed buyer/transferee is acceptable to the Lender as measured and judged by normal and ordinary standards of financial strength, credit history, real estate management ability and experience and professional character, as determined by the Lender in its sole discretion, and (ii) such buyer/transferee agrees to assume all of the obligations of the Borrower under the Loan Documents and the Secured Debt, and (iii) in the case of the first Permitted Property Transfer, Borrower shall pay Lender a fee equal to 1% of the then outstanding principal balance of the Note and shall pay all actual costs of Lender in connection with such transfer, including legal fees, and (iv) in the case of any subsequent Permitted Property Transfer, Borrower shall pay Lender a fee equal to 2% of the then outstanding principal balance of the Note and shall pay all actual costs of Lender in connection with such transfer, including legal fees. Borrower shall give Lender no less than thirty (30) days’ notice of any proposed Permitted Property Transfer, such notice to be accompanied by documentation suitable to show the financial strength, credit history, real estate management ability and experience and professional character of the proposed buyer/transferee. Additionally, the Borrower shall furnish to the Lender upon request additional information concerning the proposed buyer/transferee as determined by Lender as necessary or helpful to measure and judge the financial strength, credit history, real estate management ability and experience and professional character of the proposed buyer/transferee.

Upon the completion of any Permitted Property Transfer by Borrower (“Original Borrower” for purposes hereof) pursuant to the foregoing with the consent of the Lender and provided that the Borrower has provided to Lender a “Phase I” environmental assessment report which is satisfactory to Lender in Lender’s sole discretion, then upon the foregoing, the Lender will agree to release the Original Borrower and the then-current guarantors or indemnitors of the Secured Debt (collectively, the “Original Obligors”) from any further obligations or liabilities under the Loan Documents as of the date of the assumption of the Loan Documents by the Permitted Property Transfer buyer/transferee (the “Assumption Date”), except as expressly set forth in the remaining section of this Paragraph. Notwithstanding the foregoing, Original Obligors will not be released from any obligations under the Loan Documents relating to (a) Hazardous Substances, or any Contamination or Clean-Up of Hazardous Substances on, at or under the Property during the period up to the Assumption Date, notwithstanding when any such obligation may be learned of, discovered or made evident, or (b) any obligation arising under the Loan Documents for periods prior to the Assumption Date, but which obligation may be learned of, discovered or made evident on or after the Assumption Date (collectively, the “Continuing Obligations”). In the event of any default by Original Obligors in the performance of any Continuing Obligations, which continues after ten (10) days’ prior written notice thereof from Lender to Original Obligors, Lender may exercise all remedies against Original Obligors available to it under the terms of the Loan Documents or this Agreement or applicable law as if the release of the Original Obligors had not been entered into by Lender.”

e.	Section 4.4.C. is hereby amended as follows:

In the ninth line of Section 4.4C, the word “in” is inserted after the word “interested”.

f.	Section 4.4D is hereby deleted in its entirety and replaced with the following:

“D. Family Transfers. Notwithstanding the foregoing restrictions, transfers of ownership interests among Family Members (as hereafter defined) for, or to entities created for Family Members for, estate planning purposes will be permitted without payment of a transfer fee, provided Borrower receives Lender’s prior written approval and subject to Lender’s then current standard requirements for such transfers. Additionally, in connection with any of the transfers contemplated in this Subparagraph 4.4D, the following conditions shall be satisfied: (i) Borrower shall give Lender no less than thirty (30) days’ notice prior to any such transfer, such notice to be accompanied by evidence reasonably satisfactory to Lender in its sole discretion that the proposed transferee is a permitted transferee under this paragraph, and (ii) Borrower shall pay all costs of Lender in connection with such transfer, including legal fees. As used herein, the term “Family Member” shall mean any person who holds a direct ownership (i.e., membership or partnership interests) in Borrower or the Property or any person who is a guarantor or indemnitor of the Secured Debt and the spouse, parents, children and grandchildren of any said person.”

g.	Section 4.4E is hereby deleted in its entirety and replaced with the following:

“E. Internal Transfers. Notwithstanding the foregoing restrictions in this Section 4.4 or elsewhere in this Deed of Trust, the following Transfers shall be permitted subject to Borrower’s compliance with the conditions set forth below (each a “Permitted Transfer”):

(a)          So long as Control of BR Owner, BRE and Bluerock REIT does not change as a result thereof, a Transfer of direct or indirect membership interests in BR Owner or BRG (or an owner of a direct or indirect interest in BR Owner or BRG) to BRE, Bluerock REIT, Bluerock Operating Partnership or any of their Affiliates; so long as, after any such Transfer, BR Owner and BRG are Controlled, directly or indirectly, by BRE and/or Bluerock REIT;

(b)          a Transfer (including any issuance or redemption) of non-controlling membership interests, corporate stock, partnership interests or other ownership interests in any direct or indirect owner of BR Owner, BRG, Bluerock REIT and/or Bluerock Operating Partnership (or an Affiliate directly or indirectly owned or controlled by Bluerock REIT or Bluerock Operating Partnership) (the “Affected Entity”), provided that after such Transfer (i) the Affected Entity continues to be Controlled by the same Person or Persons that Controlled the Affected Entity prior to such Transfers; and (ii) the parties exercising Control of Borrower after such Transfer, continue to Control, directly or indirectly, Borrower in substantially the same manner in which they did on the date of this Agreement or, if applicable, the most recent Permitted Transfer;

(c)          a Transfer by devise or descent or by operation of law upon the death of an individual that holds an indirect legal or beneficial ownership interest in Borrower;

(d)          any residential lease entered into after the date hereof in accordance with the terms of the Loan Documents; and/or

(e)          a one time Transfer of interests in BR Owner or BRG by virtue of (i) a sale of a majority (or all) of the outstanding shares (or partnership interests) of Bluerock REIT or Bluerock Operating Partnership or (ii) a merger, combination or “roll-up” of Bluerock REIT or Bluerock Operating Partnership into a partnership, limited liability company or other entity or participation in an UPREIT, DOWNREIT or similar transaction with a real estate investment trust or other entity (any of the foregoing hereinafter referred to as a “REIT Sale”), where the purchaser or surviving entity (“Purchaser”) by virtue of such REIT Sale has a net worth and liquidity no less than that of Bluerock REIT and Bluerock Operating Partnership on a consolidated basis as of the date hereof, subject to the satisfaction of all of the following conditions as determined by Lender in its reasonable discretion:

(1)	Purchaser either (i) continues to be a real estate investment trust or (ii) has had its applicable organizational documents reviewed by Lender to confirm no legal issues;

(2)	No more than 20% of the ownership interests in Purchaser can be vested directly or indirectly in a single individual or individuals;

(3)	Purchaser shall satisfy the following conditions with respect to its real estate portfolio (the “Purchaser’s Portfolio”): (i) Purchaser’s Portfolio shall have a minimum combined net operating income of 1.25 times the total debt service on the loans secured by the properties in the Purchaser’s Portfolio (“DSCR”) and (ii) the ratio of the then combined outstanding principal balances of the loans secured by the properties in the Purchaser’s Portfolio to the then fair market value of the properties in the Purchaser’s Portfolio as determined by the Lender (“LTV”) shall not be greater than 75%, based on a schedule of Purchaser’s Portfolio certified by Purchaser as true and correct (x) reflecting the most recent appraised value for each property in the Purchaser’s Portfolio, (y) meeting the required DSCR of 1.25x for Purchaser’s Portfolio as a whole and (z) meeting the maximum LTV of 75% for Purchaser’s Portfolio as a whole; provided, however, that Lender reserves the right to approve the income (leases) and expenses used to calculate the DSCR;

(4)	Credit and legal background checks of Purchaser and parties in control of Purchaser produce no negative credit findings;

(5)	Purchaser (including its officers, directors, shareholders, partners, indirect equity interest holders, members and affiliates) is in compliance with Section 3.12 of this Deed of Trust (Anti-Terrorism Laws);

(6)	Borrower to certify no default or Event of Default has occurred and remains uncured or is pending with the passage of time;

(7)	Borrower to provide written notice along with evidence that conditions 1-6 above have been satisfied 30 days prior to the REIT Sale;

(8)	Borrower to provide copies of fully executed transfer documents within 30 days of completion of the REIT Sale; and

(9)	Payment of Lender's costs and expenses in reviewing the above, including legal fees.

Additionally, in connection with any of the Permitted Transfers contemplated in this paragraph, the following conditions shall be satisfied: (i) Borrower shall give Lender no less than thirty (30) days’ notice prior to any such Permitted Transfer, such notice to be accompanied by evidence reasonably satisfactory to Lender in its sole discretion that the proposed transferee is a permitted transferee under this paragraph, and (ii) Borrower shall pay all costs of Lender in connection with such transfer, including legal fees.”

h.	A new Section 4.4G is hereby added as follows:

“G. Easements for Phase II. To the extent Borrower is required by the terms of any purchase contract entered into with the owner of Phase II (“Phase II Owner”) to grant licenses, easements or other rights to Phase II Owner for the sharing of amenities between Phase II and the Property, the granting of any such licenses, easements or other rights in or over the Property to Phase II Owner (or the modification of any existing reciprocal easement agreement impacting the Property and Phase II) shall not constitute a transfer of the Property in violation of this Section 4.4., provided that the following conditions are satisfied: (i) Borrower shall give Lender no less than thirty (30) days’ written notice of any such proposed licenses, easements or other rights, including copies of all proposed documentation, prior to granting any such licenses, easements or other rights, which shall be subject to Lender’s review in Lender’s reasonable discretion; (ii) in the event that the agreement conveying such licenses, easements or other rights to Phase II Owner is to be recorded, Borrower shall deliver to Lender an endorsement to its existing title insurance policy insuring the lien of this Deed of Trust, acceptable to Lender in its sole discretion, advancing the effective date of such policy and all endorsements thereto to the date and time of the recording of such agreement and, in the case of an appurtenant easement, adding the appurtenant easement as an insured interest under the existing title insurance policy; (iii) in the case of an appurtenant easement, this Deed of Trust shall be modified to add the appurtenant easement to the Land described in Exhibit A attached hereto; (iv) Borrower shall provide Lender with evidence in form and substance satisfactory to Lender that following the granting of easements, licenses or other rights to Phase II Owner, the Property will continue to meet the requirements of all zoning ordinances applicable to the Property; and (v) Borrower shall pay all costs of Lender in connection with the granting of such easements, licenses or other rights, including legal fees.”

i.	The first unnumbered paragraph following Section 4.6(f) is hereby deleted in its entirety and replaced with the following:

“The foregoing indemnification shall apply in all instances, unless the claim (i) was directly caused by the gross negligence or intentional misconduct of Lender or (ii) is the result of a matter first occurring from and after the date Lender takes title to the Property by foreclosure or deed in lieu thereof.”

j.	Section 4.15 is hereby deleted in its entirety and replaced with the following:

“4.15. Replacement Guarantor. Within ninety (90) days after the death of any guarantor or indemnitor of the Secured Debt that is an individual, Borrower shall secure a replacement guarantor or indemnitor, satisfactory to Lender in its sole discretion, who, within the 90 day period, shall sign all documents required by Lender to effectuate this intent.”

8.           Funds for Property Taxes and Charges and Insurance Premiums. Original Borrower hereby relinquishes and transfers to New Borrower all of Original Borrower’s interest in any monies which may be held by Lender as escrow deposits for the purposes of application to Property Taxes and Charges and Insurance Premiums, or any other purposes for which deposits are being held by Lender, if any. New Borrower assumes the liability for payment of the escrow deposits for Property Taxes and Charges and Insurance Premiums hereafter required by the Deed of Trust and agrees to make the deposits with Lender for such purposes as hereafter required by the Deed of Trust.

9.           Non-Recourse Carve-Outs. As part of, and not in limitation of, the obligations being assumed by New Borrower in this Agreement, New Borrower hereby, as of the date hereof, assumes liability for, hereby agrees to pay, and hereby guarantees payment to Lender of:

a.	any damages, losses, liabilities, costs or expenses (including, without limitation, attorneys' fees) incurred by Lender due to any of the following: (i) any security deposits of tenants of the Property (not previously applied to remedy tenant defaults) which have not been paid over to Lender by New Borrower after an Event of Default; (ii) any rents prepaid to New Borrower by any tenant of the Property more than one (1) month in advance and not paid to Lender within fifteen (15) days of receipt thereof; (iii) any insurance proceeds or condemnation awards received by New Borrower and not applied according to the terms of the Deed of Trust; provided, however, New Borrower will not be personally liable for any failure described herein if New Borrower is unable to apply insurance proceeds or condemnation awards as required by Lender because of a valid, final, unappealable order issued by a court of competent jurisdiction in a judicial proceeding; (iv) repairs to the Property resulting from a casualty occurring after the date hereof not reimbursed by insurance, to the extent insurance coverage for such repairs was required by the Loan Documents; (v) fraud, material misrepresentation or bad faith on the part of New Borrower or Replacement Guarantor in connection with the loan evidenced by the Note; (vi) any event or circumstance for which New Borrower is obligated to indemnify Lender under the provisions of the Deed of Trust respecting Hazardous Substances, Contamination or Clean-Up; (vii) waste of the Property by New Borrower, except for ordinary wear and tear, casualty and condemnation; (viii) New Borrower's failure to pay real estate taxes or other assessments against the Property (but subject to the provisions of Section 4.1(c) of the Deed of Trust regarding Lender’s failure to pay the same, in which event, New Borrower shall have no liability hereunder); or (ix) New Borrower’s failure to comply with the Americans with Disabilities Act of 1990, as amended (“ADA”) (provided that New Borrower shall not be liable hereunder for ADA violations relating to the original construction of the Improvements);

b.	all rents, issues and profits from the Property collected by New Borrower after an Event of Default has occurred and is continuing or after an event or circumstance has occurred and is continuing which with the passage of time or the giving of notice, or both, would constitute an Event of Default, unless such rents, issues and profits are applied to the normal operating expenses of the Property or to the Secured Debt; provided, however, New Borrower will not be personally liable for any failure described herein if New Borrower is unable to apply rents and security deposits as required by Lender because of a valid, final, unappealable order issued by a court of competent jurisdiction in a judicial proceeding;

c.	default of either landlord or tenant under any Master Lease (as defined in the Loan Documents) that may be applicable to the Property; and

d.	the cost to repair any Casualty (as defined in the Deed of Trust) occurring after the date hereof having a repair estimate as determined by the Lender equal to or less Three Hundred Thousand Dollars ($300,000.00); provided, however, the New Borrower’s liability for the cost to repair any such Casualty will be released by Lender upon the New Borrower’s satisfactory lien-free completion of such repair, as determined by the Lender in the Lender’s sole discretion.

10.         Lender’s Consent. Lender hereby (a) consents to the sale and transfer of the Property to New Borrower (the “Current Transfer”), and (b) consents to New Borrower assuming the outstanding obligations under the Loan Documents and accepts New Borrower as its obligor under the Loan Documents. Upon the full execution and delivery of this Agreement, all references in the Loan Documents to “Borrower” or to “Mortgagor” shall thereafter be references to the New Borrower.

11.         Limited Release of Original Obligors. Upon the full execution and delivery of this Agreement to the Lender, the Original Borrower and Original Guarantor (the Original Borrower and Original Guarantor are referred to herein collectively as the “Original Obligors”) shall be released from any further obligations or liabilities under the Loan Documents as of the date hereof, except as expressly set forth in this paragraph. Notwithstanding the foregoing, Original Obligors are not released from any obligations under the Loan Documents relating to (a) Hazardous Substances, or any Contamination or Clean-Up of Hazardous Substances on, at or under the Property during the period up to the date hereof, notwithstanding when any such obligation may be learned of, discovered or made evident, or (b) any obligation arising under the Loan Documents as the Loan Documents existed immediately prior to giving effect to the terms of this Agreement for periods prior to the date hereof, but which obligation may be learned of, discovered or made evident on or after the date hereof (collectively, the “Continuing Obligations”). In the event of any default by Original Obligors in the performance of any Continuing Obligations, which continues after written notice thereof from Lender to Original Obligors, Lender may exercise all remedies against Original Obligors available to it under the terms of the Loan Documents as the Loan Documents existed immediately prior to giving effect to the terms of this Agreement or this Agreement or applicable law as if this release had not been entered into by Lender.

12.         Guaranty. In connection with the assumption of the Loan Documents by the New Borrower, Replacement Guarantor, a related party to New Borrower, is executing and delivering to the Lender a Guaranty of Non-Recourse Carve-Outs of even date herewith (the “Guaranty”). The New Borrower and Lender hereby agree that any default under the Guaranty, which is not remedied within any applicable notice or cure period contained therein, shall constitute a default under the Loan Documents with the same force and effect as if such default has been expressly set forth in the Loan Documents, and the occurrence of such a default shall entitle the Lender to exercise the remedies in the Loan Documents for any such default. Hereafter, all references in the Loan Documents to “Guaranty” shall mean the Guaranty and all references in the Loan Documents to "Guarantor" shall mean the Replacement Guarantor.

13.         Further Transfers of Property. New Borrower agrees that the granting of the consent of Lender to this Current Transfer shall not constitute a waiver of the restrictions on transfer and encumbrances contained in the Deed of Trust, and such restrictions shall continue in full force and effect (as modified herein); except as may otherwise be provided in the Loan Documents, any future transfer, encumbrance, or sale by New Borrower without the written consent of Lender shall constitute a default of the terms of the Deed of Trust. Except as may otherwise be provided in the Loan Documents, any provisions in the Deed of Trust concerning permitted one-time transfers are no longer effective after the transfer contemplated by this Agreement.

14.         Acknowledgment. Original Obligors acknowledge that, as of the date hereof, they do not have any defenses, claims, counterclaims or rights of set-off, legal or equitable, arising out of or in connection with the Loan Documents. Original Obligors each waive and release, acquit, satisfy and forever discharge Lender and its affiliates, agents, predecessors, and assigns from any and all claims, counterclaims, defenses, action, causes (legal or equitable), promises and demands whatsoever in law or in equity which Original Obligors ever had, now has or which any successor or assign thereof hereafter can, shall or may have against Lender or its affiliates, agents, predecessors or assigns, for, upon or by reason of any manner, or cause or thing whatsoever through the date hereof.

15.         Representation and Warranty. Original Borrower hereby warrants and represents to Lender that from the date of recordation of the Deed of Trust through the recordation of this Agreement, no document or instrument which is or may be a lien prior to the lien of the Deed of Trust has been or will be recorded. Original Borrower and New Borrower hereby further warrant and represent to Lender that the Deed of Trust, as affected by this Agreement, constitutes a good and valid first priority mortgage lien against the Property. Original Borrower and New Borrower acknowledge and agree that Lender is relying upon the warranties and representations set forth this paragraph and that said warranties and representations are a material inducement to Lender to enter into this Agreement.

16.         Ratification. The parties hereto hereby ratify and confirm the terms, conditions and covenants contained in the Loan Documents, as modified herein. In the event of any conflict between the Loan Documents and this Agreement, the terms of this Agreement shall govern. The parties also ratify and confirm that all remedies provided for in the Loan Documents upon default by the Borrower thereunder, shall continue in full force and effect. The execution and delivery of this Agreement shall not constitute a novation or modification of the lien, encumbrance or security of the Deed of Trust, which Deed of Trust shall retain its priority as originally filed for record. The execution and delivery hereof shall not constitute a novation of the Note in any way.

17.         UCC Financing Statements. Original Borrower and New Borrower each authorize Lender to file appropriate financing statements and financing statement amendments in the applicable jurisdictions to provide notice of the obligations being assumed by New Borrower herein.

18.         Binding Agreement. This Agreement shall be binding upon the successors and assigns of the respective parties hereto.

19.         Miscellaneous.

a.	Wherever the words Original Borrower or New Borrower are used in this Agreement, they shall represent the plural as well as the singular, the feminine and neuter genders as well as the masculine, and shall include successors or assigns as applicable.

b.	This Agreement may be executed in multiple counterparts, which, when taken together, shall constitute one and the same instrument.

20.         Waiver of Jury Trial. THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS, THIS AGREEMENT, AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE UNDERSIGNED. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

[Signatures contained on next page]

IN WITNESS WHEREOF, the parties have executed this Note, Deed of Trust and Related Loan Documents Assignment, Assumption and Modification Agreement as of the day and year first stated above.

ORIGINAL BORROWER:

AR I BORROWER, LLC, a Delaware limited liability company

		By:	AR OWNER, LLC, a Delaware limited
liability company, its Sole Member
and Sole Manager

			By:	AR DEVELOPER, LLC, a
Georgia limited liability company,
its Managing Member

				By:	CATALYST DEVELOPMENT
PARTNERS II, LLC, a Georgia
limited liability company, its
Sole Member and Sole Manager
WITNESSES:

/s/ Benjamin Field					By:	/s/ Robert Meyer
Print Name:	Benjamin Field				Name:	Robert Meyer
					Title:	Manager/Officer
/s/ Patricia Mason
Print Name:	Patricia Mason

STATE OF Georgia

COUNTY OF Fulton

The foregoing instrument was acknowledged before me this 14th day of August, 2015, by Robert Meyer, Manager of AR I Borrower, LLC, a Delaware limited liability company (“Original Borrower”), on behalf of said entity. He/She is ☒ personally known to me or ☐ has produced _________________________ as identification.

/s/ Lindsay Schaknowski
Print Name:	Lindsay Schaknowski
Notary Public, State of Georgia
My Commission Expires: 1/26/18
/s/ (SEAL)

[Signature Page for Assignment, Assumption and Modification Agreement]

WITH JOINDER by ORIGINAL GUARANTOR, individually, for purposes of joining in on paragraphs 11 and 14 hereof:

WITNESSES:
/s/ Benjamin Field		/s/ Robert Meyer
Print Name:	Benjamin Field	Name: Rob Meyer, individually

/s/ Patricia Mason
Print Name:	Patricia Mason

/s/ Benjamin Field		/s/ Mark Mechlowitz
Print Name:	Benjamin Field	Name: Mark Mechlowitz, individually

/s/ Patricia Mason
Print Name:	Patricia Mason

/s/ Katharine M. Lewis		/s/ Jorge Sardinas
Print Name:	Katharine M. Lewis	Name: Jorge Sardinas, individually

/s/ Eric Williams
Print Name:	Eric Williams

/s/ Katharine M. Lewis		/s/ Robert Fishel
Print Name:	Katharine M. Lewis	Name: Robert Fishel, individually

/s/ Eric Williams
Print Name:	Eric Williams

/s/ Brian Sigloc		/s/ Harold Katz
Print Name:	Brian Sigloc	Name: Harold Katz, individually

/s/ Christopher Stabeno
Print Name:	Christopher Stabeno

STATE OF Georgia

COUNTY OF Fulton

The foregoing instrument was acknowledged before me this 14th day of August, 2015, by Rob Meyer (an “Original Guarantor”), individually.

/s/ Lindsay Schaknowski
Print Name:	Lindsay Schaknowski
Notary Public, State of Georgia
My Commission Expires: 1/26/18
/s/ (SEAL)

STATE OF Georgia

COUNTY OF Fulton

The foregoing instrument was acknowledged before me this 14th day of August, 2015, by Mark Mechlowitz (an “Original Guarantor”), individually.

/s/ Lindsay Schaknowski
Print Name:	Lindsay Schaknowski
Notary Public, State of Georgia
My Commission Expires: 1/26/18
/s/ (SEAL)

STATE OF Georgia

COUNTY OF Fulton

The foregoing instrument was acknowledged before me this 14th day of August, 2015, by Jorge Sardinas (an “Original Guarantor”), individually.

/s/ Lindsay Schaknowski
Print Name:	Lindsay Schaknowski
Notary Public, State of Georgia
My Commission Expires: 1/26/18
/s/ (SEAL)

STATE OF Georgia

COUNTY OF Fulton

The foregoing instrument was acknowledged before me this 14th day of August, 2015, by Robert Fishel (an “Original Guarantor”), individually.

/s/ Lindsay Schaknowski
Print Name:	Lindsay Schaknowski
Notary Public, State of Georgia
My Commission Expires: 1/26/18
/s/ (SEAL)

STATE OF Philadelphia

COUNTY OF Bucks

The foregoing instrument was acknowledged before me this 17 day of August, 2015, by Harold Katz (an “Original Guarantor”), individually.

/s/ Loredana Mattia
Print Name:	Loredana Mattia
Notary Public, State of PA
My Commission Expires: 1/23/19
/s/ (SEAL)

[Signature Page for Assignment, Assumption and Modification Agreement]

NEW BORROWER:

BR ASHTON I OWNER, LLC, a Delaware limited liability company

WITNESSES:		By:	BRG ASHTON NC, LLC, a Delaware limited liability company, its sole member

/s/ Molly Brown			By:	/s/ Jordan Ruddy
Print Name:	Molly Brown		Name:	Jordan Ruddy
			Title:	Authorized Signatory
/s/ Natalie Murphy
Print Name:	Natalie Murphy

STATE OF New York

COUNTY OF New York

The foregoing instrument was acknowledged before me this 12 day of August, 2015, by Jordan Ruddy, Authorized Signatory of BRG Ashton NC, LLC, a Delaware limited liability company, the sole member of BR Ashton I Owner, LLC, a Delaware limited liability company (“New Borrower”), on behalf of said entity. He/She is ☒ personally known to me or ☐ has produced _________________________ as identification.

/s/ Dale Pozzi
Print Name:	Dale Pozzi
Notary Public, State of New York
My Commission Expires: January 28, 2017
/s/ (SEAL)

[Signature Page for Assignment, Assumption and Modification Agreement]

REPLACEMENT GUARANTOR:

WITNESSES:		BLUEROCK RESIDENTIAL GROWTH REIT, INC., a Maryland corporation

/s/ Molly Brown		By:	/s/ Michael Konig
Print Name:	Molly Brown	Name:	Michael Konig_
		Title:	Authorized Signatory
/s/ Natalie Murphy
Print Name:	Natalie Murphy

STATE OF New York

COUNTY OF New York

The foregoing instrument was acknowledged before me this 12 day of August, 2015, by Michael Konig, Authorized Signatory of BRG Ashton NC, LLC, a Delaware limited liability company, the sole member of BR Ashton I Owner, LLC, a Delaware limited liability company (“New Borrower”), on behalf of said entity. He/She is ☒ personally known to me or ☐ has produced _________________________ as identification.

/s/ Dale Pozzi
Print Name:	Dale Pozzi
Notary Public, State of New York
My Commission Expires: January 28, 2017
/s/ (SEAL)

LENDER:

SUN LIFE ASSURANCE COMPANY OF CANADA

/s/ [Illegible signature]	Per:	/s/ Phillippe Dougherty
Subscribing Witness	Name:	Phillippe Dougherty
	Title:	Director of Canadian Asset Management

/s/ [Illegible signature]	Per:	/s/ Christine A. Iacoucci
Subscribing Witness	Name:	Christine A. Iacoucci, AACI, P.App
	Title:	Managing Director, Real Estate

I/We have the authority to bind the Corporation

(ACKNOWLEDGMENT PAGE TO FOLLOW)

CANADA
Province of Ontario	)	I, Alec Svoboda of the
	) ss.:	City of Toronto, in the Province of
City of Toronto	)	Ontario
MAKE OATH AND SAY:

On the 17 day of August in the year 2015 before me, the undersigned, a Notary Public in and for the Province of Ontario, personally appeared SUN LIFE ASSURANCE COMPANY OF CANADA, a Canadian corporation with a place of business in Canada being 150 King Street West, Toronto, Ontario M5H 1J9, by Phillippe Dougherty, its Director of Canadian Asset Management, and Christine A. Iacoucci, its Managing Director, Real Estate, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the people upon behalf of which the individuals acted, executed the instrument.

/s/ Alec Svoboda

Alec Svoboda
Notary Public
Province of Ontario

/s/ (SEAL)

My commission does not expire.

EXHIBIT "A"

LIST OF LOAN DOCUMENTS

(all Loan Documents are dated November 22, 2013 unless otherwise indicated)

1.	Promissory Note dated November 22, 2013 in the original principal amount of $31,900,000.00 (the “Note”).

2.	Deed of Trust and Security Agreement and Fixture Filing recorded on November 22, 2013 in Book 28849, Page 636, Mecklenburg County, North Carolina Register of Deeds (the “Deed of Trust”).

3.	Assignment of Leases and Rents recorded on November 22, 2013 in Book 28849, Page 678, Mecklenburg County North Carolina Register of Deeds.

4.	UCC-1 Financing Statements
a.	Delaware Department of State U.C.C. Filing Section filed on November 25, 2013 Initial Filing #2013 4762192.
b.	Register of Deeds, Mecklenburg County, State of North Carolina recorded on November 22, 2013 in Book 28849, Page 693.

5.	Environmental Indemnity executed by Original Borrower and Original Guarantor dated November 22, 2013.

6.	Escrow Waiver Letter (Insurance Premium).

7.	Original Borrower’s Estoppel Certificate Regarding Mortgaged Property.

8.	Landlord’s Estoppel Certificate Regarding Leases.

(Loan Documents dated as of the Effective Date)

1.	Environmental Indemnity executed by New Borrower and Replacement Guarantor.

2.	Guaranty of Non-Recourse Carve-Outs executed by Replacement Guarantor.

3.	UCC-1 Financing Statements
a.	To be filed with the Delaware Department of State U.C.C. Filing Section bearing New Borrower’s name.
b.	To be recorded with the Register of Deeds, Mecklenburg County, State of North Carolina bearing New Borrower’s name.

4.	UCC-3 Amendment Financing Statements
a.	Delaware Department of State U.C.C. Filing Section amending financing statement filed on November 25, 2013 Initial Filing #2013 4762192.
b.	Register of Deeds, Mecklenburg County, State of North Carolina amending financing statement recorded on November 22, 2013 in Book 28849, Page 693.

EXHIBIT "B"

LEGAL DESCRIPTION

Lying and being situate in Mecklenburg County, North Carolina, and being more particularly described as follows:

Being all of Parcels 1, 2 and the areas shown as the sixty-six (66) foot public right-of-way (“Prosser Way”) and the fifty (50) foot public right of way (“Skinner Lane”), as shown on a plat recorded in Map Book 53, page 886, and Parcel 3A as shown on a plat recorded in Map Book 55, page 355, Mecklenburg County Register of Deeds, reference to which is hereby made for a more particular description.

TOGETHER WITH the rights and easements conferred by that Sewer Easement Agreement recorded in Book 18053, at page 845, Mecklenburg County Register of Deeds, as amended by First Amendment to Sewer Agreement recorded in Book 20732, at page 68, and Second Amendment to Sewer Easement Agreement recorded in Book 22541, at page 189.

TOGETHER WITH easements contained in that Declaration of Easements, Covenants and Restrictions recorded in Book 28849, at Page 615, Mecklenburg County Register of Deeds.